SPAN-AMERICA MEDICAL SYSTEMS, INC.
Post Office Box 5231
Greenville, South Carolina 29606-5231

____________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 10, 2005
____________________________________________________

TO THE SHAREHOLDERS OF SPAN-AMERICA MEDICAL SYSTEMS, INC.

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Span-America Medical Systems, Inc. (the “Company”), will be held at the Company’s headquarters at 70 Commerce Center, Greenville, South Carolina, on February 10, 2005, at 9:00 a.m., for the purpose of considering and acting upon the following matters:

(1)	the election of three directors;

(2)	a proposal to approve the 2005 Non-Employee Director Stock Plan authorizing the issuance of up to 60,000 shares of the Company’s common stock to the Company’s non-employee directors over a five year period; and

(3)	the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on December 22, 2004 as the record date for the determination of the shareholders entitled to notice and to vote at the Annual Meeting.

YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. THE PROXY WILL BE RETURNED TO ANY SHAREHOLDER WHO IS PRESENT IN PERSON AND REQUESTS SUCH RETURN.

By Order of the Board of Directors,

/s/ Richard C. Coggins

Richard C. Coggins
Secretary
January 7, 2005
Greenville, South Carolina

Please Return the Enclosed Proxy Immediately

SPAN-AMERICA MEDICAL SYSTEMS, INC.
Post Office Box 5231
Greenville, South Carolina 29606-5231
(864) 288-8877

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
February 10, 2005

Solicitation of Proxies

This Notice of Annual Meeting, Proxy Statement and Proxy (these “Proxy Materials”) are being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Span-America Medical Systems, Inc. (the “Company”), to be voted at the annual meeting of shareholders (the “Annual Meeting”) to be held at 9:00 a.m. on February 10, 2005 at the Company’s headquarters at 70 Commerce Center, Greenville, South Carolina. The approximate mailing date of these Proxy Materials is January 7, 2005.

Voting at the Annual Meeting

Shareholders of record at the close of business on December 22, 2004 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on such record date, there were outstanding 2,593,768 shares of the Company’s no par value common stock (the “Common Stock”). The Common Stock is the only class of voting securities of the Company. Holders of shares of Common Stock are entitled to one vote for each share held on the Record Date on all matters presented for action by the shareholders. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company as of the Record Date is necessary to constitute a quorum at the Annual Meeting. All shares represented by valid proxies received prior to the Annual Meeting and not revoked before they are exercised will be voted in accordance with specifications thereon. If no contrary instructions are indicated, all shares represented by a proxy will be voted FOR the election to the Board of Directors of the nominees described herein, FOR approval of the 2005 Non-Employee Director Stock Plan, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting or any adjournment thereof.

Shares will be tabulated by inspectors of election appointed by the Company, with the aid of the Company’s transfer agent. The inspectors will not be directors or nominees for director. The inspectors shall determine, among other things, the number of shares represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, determine the result, and do such acts as are proper to conduct the election and vote with fairness to all shareholders. Directors are elected by a plurality of votes. The 2005 Non-Employee Director Stock Plan will be approved if a quorum is present and the number of votes cast in favor of the plan is greater than the number of votes cast against the plan. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. In connection with the election of directors, abstentions and broker non-votes are not counted for purposes of determining the votes cast for directors. Abstentions and broker non-votes will have no effect the vote to approve the 2005 Non-Employee Director Stock Plan.

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Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the secretary of the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Span-America Medical Systems, Inc., Post Office Box 5231, Greenville, South Carolina 29606-5231, Attention: Secretary.

ELECTION OF DIRECTORS

The number of the Company’s directors is currently set at nine persons in accordance with the Company’s Articles of Incorporation. As provided in the Company’s Articles of Incorporation, the Board is divided into three classes of directors, with each class being comprised of three persons who serve three-year terms. Accordingly, as set forth below, management has nominated Richard C. Coggins, Thomas F. Grady, Jr. and Peter S. Nyberg to serve as directors for terms that will expire at the earlier of the 2008 annual meeting of shareholders or when their successors are duly elected.

Unless authority to vote with respect to the election of one or more nominees is “WITHHELD,” it is the intention of the persons named in the accompanying proxy to vote such proxy for the election of the nominees set forth below. All nominees are United States citizens. In the event that any of the nominees for director should become unavailable to serve as director, which is not anticipated, the proxy holders named in the accompanying proxy will vote for other persons in their places in accordance with their best judgment. There are no family relationships among the directors and the executive officers of the Company.

Directors will be elected by a plurality of votes cast at the Annual Meeting. The Company’s Articles of Incorporation provide that cumulative voting is not available in the election of directors.

Information Regarding Nominees for Director and Current Directors
The following table sets forth the names and ages of the three nominees for director and the directors who are continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a director of the Company.

Name	Age	Position or Office with the Company	Director Since

Nominees for Director with Terms Expiring in 2008

Richard C. Coggins	47	Director, Chief Financial Officer, VP - Finance and Secretary	1993
Thomas F. Grady, Jr. *	62	Director	1975
Peter S. Nyberg *	40	Director	2004

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Name	Age	Position or Office with the Company	Director Since

Continuing Directors with Terms Expiring in 2006
Guy R. Guarch*	64	Director	2003
Thomas D. Henrion*	62	Director	1996
Douglas E. Kennemore, M.D.*	72	Director	1975

Continuing Directors with Terms Expiring in 2007
Robert H. Dick*	61	Director	1999
James D. Ferguson	47	Director, President and Chief Executive Officer	1998
Robert B. Johnston*	39	Director	2004

*	Directors whom the Board has determined are “independent directors” within the meaning of the listing standards of the National Association of Securities Dealers (the “NASD”). A majority of the directors are “independent directors.”

Business Experience of Nominees and Directors

Mr. Coggins joined the Company as Controller in 1986. He was elected Treasurer in January 1987, Vice President of Finance in January 1989, and Secretary and Chief Financial Officer in January 1990. He currently serves as the Company’s Chief Financial Officer, Vice President - Finance and Secretary. Mr. Coggins was previously employed by NCNB National Bank in Charlotte, North Carolina from 1984 to 1986, where he served as Commercial Banking Officer and Metropolitan Area Director.

Mr. Grady joined Federal Paper Board Company, Inc. in 1971, serving in various sales and marketing management positions. He served as Vice President of Sales for Federal from 1990 to 1996, when Federal was acquired by International Paper Company. Following the acquisition, Mr. Grady served as Vice President of Sales with International Paper from 1996 until September 2000, when he retired.

Mr. Nyberg is President of 21 CD, Inc. which he co-founded in July 2002. 21 CD, located in Durham, N.C., creates and supplies custom designed multimedia presentations on uniquely shaped CD-ROMs to enhance customers’ marketing and advertising initiatives. Prior to founding 21 CD, Mr. Nyberg worked from 1999 to 2002 in the health care industry for Promedix and Broadlane, Inc., serving various roles in strategic business development, sales and marketing. Mr. Nyberg also worked for Duke University Health System from 1992 to 1999 as administrative director and vice president of business development. He holds an MBA from Yale School of Management and a BA from Yale College.

Mr. Guarch retired in 2001 from C.R. Bard, Inc. where he spent 32 years in various sales, marketing, and management roles. Bard is a leading developer, manufacturer and marketer of health care products used for vascular, urological and oncological diagnosis and intervention. From 1993 to 2001, Mr. Guarch served as Regional Vice President Corporate Account Management for Bard’s Southeast Region. He worked as President of Bard Venture Division in Boston, MA from 1991 to 1993. From 1988 to 1991, Mr. Guarch worked in London, England, as Vice President Sales for the Bard Europe Division and Managing Director of Bard LTD, UK. Before 1988, Mr. Guarch worked in several sales and marketing roles for Bard’s USCI International Division in Boston, MA, which focused on the design, manufacture and sale of cardiac catheters, urological catheters, and artificial arteries.

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Mr. Henrion is President and owner of Silver Thread Farms, LLC, a thoroughbred breeding farm in La Grange, Kentucky. Prior to his involvement with Silver Thread Farms, Mr. Henrion was Executive-in-Residence at b-Catalyst, Inc. from April of 2001 to May 2002. b-Catalyst is a venture capital firm in Louisville, Kentucky which specializes in providing financing and infrastructure support for start-up companies. From 1999 until March 2001, Mr. Henrion served as President of EquiSource, LLC. EquiSource provided group purchasing and e-commerce services to the equine industry in the United States. The company was purchased by the National Thoroughbred Racing Association (NTRA) in 2001 and was moved to Lexington, Kentucky. Mr. Henrion also served as a consultant to Unified Foodservice Purchasing Co-op, LLC from March 1999 to March 2001. From 1980 to 1999, Mr. Henrion was President, Chief Executive Officer, and Director of FoodService Purchasing Cooperative, Inc. ("FSPC") in Louisville, Kentucky. FSPC provided equipment, food, packaging items, and financial services to quick-service restaurant operators including KFC, Taco Bell, Dairy Queen, and Pizza Hut. In March 1999, FSPC merged with the purchasing organization of Tricon Global Restaurants, Inc. to form Unified Foodservice Purchasing Co-op. Mr. Henrion also serves as a director for Brinly-Hardy Company, Inc.

Dr. Kennemore retired in 1999 after 35 years in the private practice of neurosurgery in Greenville, South Carolina.

Mr. Dick has served since January 1998 as president of R. H. Dick & Company, an investment banking and management consulting firm currently based in Ocala, Florida. From 1996 to early 1998, Mr. Dick was a partner with Boles, Knop & Company, Inc., an investment banking firm in Middleburg, Virginia. Prior to that, Mr. Dick served as interim President, Chief Executive Officer and Chief Financial Officer of Biomagnetic Therapy Systems, Inc. (September 1995 - March 1996) and Pharmx, Inc. (May 1994 - April 1995). Both companies were clients of Boles, Knop & Company. From 1982 until 1994, Mr. Dick served in various executive roles with Codman & Shurtleff, Inc., a subsidiary of Johnson & Johnson and a manufacturer of surgical instruments, implants, equipment, and other surgical products. Mr. Dick’s positions with Codman included Director, Vice President - New Business Development, Vice President - U.S. Sales and Marketing, and Vice President - International. From 1978 to 1982, Mr. Dick was President and Chief Executive Officer of Applied Fiber Optics, Inc., which designed, manufactured and marketed fiber optic products for medical applications, defense and surgical microscopes. Mr. Dick also serves on the board and audit committee of Valley Forge Scientific Corporation, which designs and manufactures bipolar electro-surgery equipment.

Mr. Ferguson joined the Company as Materials Manager in 1990. He was promoted to Plant Manager of the Company’s contract packaging business in 1992, Director of Contract Packaging in 1994, and Vice President of Operations in 1995. Mr. Ferguson was named President and Chief Executive Officer of the Company in 1996. From 1981 to 1990, Mr. Ferguson worked for C.B. Fleet in Lynchburg, Virginia, where he served in various manufacturing management positions, ending as Director of Manufacturing.

Mr. Johnston is Vice President of Strategic Planning for The InterTech Group, Inc., in North Charleston, South Carolina. The InterTech Group is controlled by Mr. Jerry Zucker, the owner of approximately 8.7% of Span-America’s common stock. Mr. Johnston joined InterTech in 1998 as its Manager of Investor Relations. He has since held a number of positions of increasing responsibility with InterTech and its affiliates, rising to his current position as Vice President of Strategic Planning. Prior to joining InterTech, he was Senior Strategic Planner for Dominion Textile, Inc. in Montreal, Canada. Dominion Textile was a global manufacturer and marketer of textile products. Mr. Johnston holds an MBA degree from the John Molson School of Business at Concordia University in Montreal as well as a Master’s degree in Public Policy and Public Administration from Concordia University. Mr. Johnston has extensive experience in mergers, acquisitions, and corporate finance. He currently serves as a director of Circa Enterprises (TSX:CTO) as well as a number of closely held companies.

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Mr. Johnston was nominated by the Company for election as a director at the Company’s 2004 annual meeting of shareholders pursuant to an agreement dated December 17, 2003 between Mr. Zucker, Mr. Johnston and the Company. This agreement required the Company to nominate Mr. Johnston to serve as a director for a full three-year term following the 2004 annual meeting in exchange for which Mr. Zucker and Mr. Johnston agreed not to, directly or indirectly (a) commence or engage in a tender offer for the Company’s stock, (b) make or participate in a solicitation of proxies to vote any shares of the Company’s stock or (c) take certain other actions that could affect control of the Company. The agreement will terminate thirty days after the later of (i) the date of the 2005 Annual Meeting or (ii) thirty days after Mr. Johnston’s resignation from the Board under any other circumstances. The Board by majority vote (excluding Mr. Johnston) could have required Mr. Johnston to resign any time before the six month anniversary of the 2004 annual meeting; however, the Board did not exercise this option. This agreement was filed as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended September 27, 2003. The full text of the agreement is incorporated herein by reference, and the foregoing summary is qualified in its entirety by the full text of the agreement.

Meetings and Committees of the Board of Directors

During the 2004 fiscal year, the Board of Directors held seven meetings. All directors attended at least 75% of the aggregate of (i) total board meetings and (ii) total meetings of committees on which such director served. The Board has standing Audit, Compensation, Nominating and Executive Committees. The charters for the Audit, Compensation and Nominating Committees are posted on the Company’s web site at www.spanamerica.com (select “About Us” then “Investor Relations” and then the desired committee charter).

Audit Committee. The Audit Committee is comprised of Messrs. Dick, Grady and Kennemore, all of whom are independent within the meaning of NASD listing standards and Rule 10A-3(b) under the Securities Exchange Act of 1934. The Board has determined that Mr. Dick is an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K.   The Audit Committee met four times during fiscal 2004. The Audit Committee was established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and reviewing the financial reports and other financial information provided by the Company to any governmental body or the public and the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics. Its primary duties and responsibilities are to: (i) serve as an independent and objective party to monitor the Company’s financial reporting process, audits of the Company’s financial statements, and the Company’s internal control system and (ii) appoint from time to time, evaluate, and, when appropriate, replace the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, determine the compensation of such “outside auditors” and the other terms of their engagement, and oversee the work of the outside auditors. The Company’s outside auditors report directly to the audit committee. The Audit Committee is also charged with establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Compensation Committee. The Compensation Committee is comprised of Messrs. Grady, Henrion, and Johnston, all of whom are independent within the meaning of the NASD listing standards. The Compensation Committee met two times during the 2004 fiscal year. The primary function of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities relating to officer and director compensation. Its primary duties and responsibilities are to: (i) oversee the development and implementation of the compensation policies, strategies, plans, and programs for the Company’s executive officers and outside directors; (ii) review and determine the compensation of the executive officers of the Company; and (iii) oversee the selection and performance of the Company’s executive officers and succession planning for key members of the Company’s management. The Compensation Committee’s report is included below under “Board Compensation Committee Report on Executive Compensation.”

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Nominating Committee. The Nominating Committee is comprised of Messrs. Dick, Guarch, and Henrion, all of whom are independent within the meaning of the NASD listing standards. Prior to January 12, 2004, the Board did not have a standing nominating committee, and the functions of the nominating committee were performed by the outside directors. The Nominating Committee met four times during the 2004 fiscal year. The primary function of the Nominating Committee is to assist the Board in fulfilling its responsibilities with respect to Board and committee membership and shareholder proposals. Its primary duties and responsibilities are to: (i) establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board; and (ii) make recommendations regarding proposals and nominees for director submitted by shareholders of the Company.

Executive Committee. The Executive Committee is comprised of Messrs. Dick, Grady, and Henrion, all of whom are independent within the meaning of the NASD listing standards. It did not meet during fiscal year 2004. The Executive Committee serves in an advisory capacity to the senior management of the Company.

Directors Nominations

The nominating committee (described above) will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board of Directors must send a written notice by mail to Secretary, Span-America Medical Systems, Inc., 70 Commerce Center, Greenville, South Carolina 29615, by fax to 864-288-8692, or by e-mail to board@spanamerica.com that sets forth (i) the name of each person whom the shareholder recommends be considered as a nominee; (ii) a business address and telephone number for each nominee (an e-mail address may also be included) and (iii) biographical information regarding such person, including the person’s employment and other relevant experience. Shareholder recommendations will be considered only if received no later than the 120th calendar day before the first anniversary of the date of the Company’s proxy statement in connection with the previous year’s annual meeting (no later than September 9, 2005 with respect to recommendations for nominees to be considered at the 2006 Annual Meeting of Shareholders). Note: Shareholders may also make their own nominations directly (as opposed to recommending candidates for the Company to nominate) as described below under the heading “Shareholder Proposals.”

The Company’s nominating committee believes that a nominee recommended for a position on the Company’s Board of Directors must meet the following minimum qualifications:

•	he or she must be over 21 years of age and under 72 years of age at the time of election (the Company’s bylaws provides that no person shall be elected to serve as a director for a term that will commence after such person’s 72nd birthday);

•	he or she must have experience in a position with a high degree of responsibility in a business or other organization;

•	he or she must be able to read and understand basic financial statements;

•	he or she must possess integrity and have high moral character;

•	he or she must be willing to apply sound, independent business judgment; and

•	he or she must have sufficient time to devote to the Company.

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In addition, the nominating committee believes that it is desirable that at least one of the Company’s directors serving on the Company’s audit committee possess such qualities and skills as are necessary for him or her to qualify as an audit committee financial expert, as defined in SEC rules and regulations.

The nominating committee identifies potential nominees for director, other than potential nominees who are current directors whose terms of office are expiring and who are standing for reelection, through business and other contacts. The nominating committee may in the future choose to retain a professional search firm to identify potential nominees for director. In addition, the nominating committee will consider potential nominees who are recommended by shareholders.

The Company’s nominating committee evaluates a potential nominee by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

•	whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any scientific, governmental, educational, or other non-profit organization;

•	whether the potential nominee has experience and expertise that is relevant to the Company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company;

•	whether the potential nominee is highly accomplished in his or her respective field;

•	in light of the relationship of the Company’s business to the medical science field, whether the potential nominee has received any awards or honors in the fields of medicine or the biological sciences and whether he or she is recognized as a leader in medicine or the biological sciences;

•	whether the addition of the potential nominee to the Board of Directors would assist the Board of Directors in achieving a mix of Board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race, and competencies;

•	whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;

•	whether the potential nominee is independent, as defined by NASD listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its shareholders, and whether he or she is willing and able to represent the interests of all shareholders of the Company;

•	whether the potential nominee is financially sophisticated, as defined by NASD listing standards, or qualifies as an audit committee financial expert, as defined by SEC rules and regulations; and

•	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of the Company’s business.

In addition, with respect to an incumbent director whom the nominating committee is considering as a potential nominee for re-election, the Company’s nominating committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. The manner in which the nominating committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a shareholder or the Company.

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Each of the nominees for director at the 2005 Annual Meeting of Shareholders is a current director standing for re-election. Mr. Nyberg was appointed to the board in July 2004 to fill the remaining term of James M. Shoemaker, Jr. who resigned from the board. Independent director Guy R. Guarch recommended Mr. Nyberg to the Board as a replacement for Mr. Shoemaker.

The Company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the 2005 Annual Meeting of Shareholders. The Company did not receive, by September 14, 2004 (the 120th calendar day before the first anniversary of the date of the Company’s 2004 proxy statement), any recommended nominee from a shareholder who beneficially owns more than 5% of the Company’s stock or from a group of shareholders who beneficially own, in the aggregate, more than 5% of the Company’s stock.

Communications Between Shareholders and Board of Directors

The Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any one or more of the individual Directors by mail to Secretary, Span-America Medical Systems, Inc., 70 Commerce Center, Greenville, South Carolina 29615, by fax to 864-288-8692, or by e-mail to board@spanamerica.com. Such communications will be reviewed by our Secretary, who shall remove communications relating to solicitations, junk mail, customer service concerns and the like. All other shareholder communications shall be promptly forwarded to the applicable member(s) of our board of directors or to the entire board of directors, as requested in the shareholder communication.

It is the Company's policy that all of the Company’s directors and nominees for election as directors at the Annual Meeting attend the Annual Meeting except in cases of extraordinary circumstances. All of the nominees for election at the 2004 Annual Meeting of Shareholders and all of the other directors attended the 2004 Annual Meeting of Shareholders, and the Company expects all nominees and directors to attend the 2005 Annual Meeting of Shareholders.

Code of Ethics

The Company has adopted a Code of Conduct that applies to all of the Company’s employees, including but not limited to the Company’s chief executive officer and principal financial and accounting officers and controller. The Company’s Code of Conduct is posted on the Company’s web site at www.spanamerica.com (Select “About Us,” then “Investor Relations” and then “Corporate Code of Conduct”).

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EXECUTIVE OFFICERS

The following table sets forth all of the current executive officers of the Company and their respective ages, company positions and offices, and periods during which they have served in such positions and offices. There are no persons who have been selected by the Company to serve as its executive officers who are not set forth in the following table.

Name	Age	Company Offices Currently Held	Company Officer Since

James D. Ferguson	47	President and Chief Executive Officer	1995
Robert E. Ackley	50	Vice President of Custom Products	1995
Richard C. Coggins	47	Vice President of Finance, Secretary and Chief Financial Officer	1987
Erick C. Herlong	34	Director of Operations	2001
James R. O’Reagan	52	Vice President of R&D and Engineering	2001
Clyde A. Shew	47	Vice President of Medical Sales and Marketing	1996
Marie Sitter	54	Director of Human Resources	2004
Wanda J. Totton	49	Vice President of Quality	1995

The Company’s executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

Business Experience of Executive Officers

Mr. Ferguson’s business experience is set forth above under “Business Experience of Nominees and Directors.”

Mr. Ackley joined the Company as Materials Manager in 1987. He was named Director of Consumer Sales in 1993, Vice President of Marketing in 1995, Vice President of Consumer Sales in 1996, Vice President of Operations in 1998, and Vice President of Custom Products in 2000. Prior to joining the Company, Mr. Ackley worked in various operations management roles for Almay Cosmetics in North Carolina and C.B. Fleet in Virginia.

Mr. Coggins’ business experience is set forth above under “Business Experience of Nominees and Directors.”

Mr. Herlong joined Span-America in 1995 as Packaging Engineer. He became Production Manager in 1998 and Plant Manager in 2000. He was named Director of Operations in May 2001. Before joining Span-America, Mr. Herlong worked for Dixie-Narco, a division of Maytag Corporation, for two years in the positions of Technical Services Representative and Materials Management Specialist. Mr. Herlong graduated from Clemson University in 1993 with a B.S. degree in Packaging Science.

Mr. O’Reagan joined the Company in August 2001 as Vice President of R&D and Engineering. From 1982 until 2001, Mr. O’Reagan worked for C.B. Fleet Company in Lynchburg, Virginia. While at Fleet, he served in various positions including Director of Engineering, Director of Operations, Director of Global Operations Planning and Engineering, and Director of Latin America and Global Manufacturing Planning. Mr. O’Reagan holds B.S. and M.S. degrees in Mechanical Engineering from the University of Virginia.

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Mr. Shew joined the Company as Director of Corporate Accounts in May 1996. He was promoted to Vice President of Medical Sales in October 1996 and Vice President of Medical Sales and Marketing in February 1998. From 1984 to 1996, Mr. Shew worked in various sales and marketing roles for Professional Medical Products, Inc. in Greenwood, South Carolina. His final position there was Director of Corporate Accounts, where he was responsible for contracting with multi-facility health care organizations in the United States.

Ms. Sitter joined Span-America in 2000 as Human Resources Manager. She was promoted to Director of Human Resources in 2004 and was made a member of the Company’s senior management team. Prior to joining the Company, Ms. Sitter was employed as Director of Human Resources for CDS Ensembles, a privately held manufacturer of bedding products, where she worked from 1993 to 2000.

Ms. Totton joined the Company in 1987 as Quality Control Manager. She became Production Manager of the Company’s contract packaging business unit in 1990. She was promoted to Director of Quality in 1995 and was named Director of Quality / R&D in 1998. Ms. Totton now serves as Vice President of Quality, following the addition of a full time Director of R&D and Engineering in August 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information set forth below is furnished as of the Record Date, with respect to Common Stock owned beneficially or of record by persons known to the Company to be the beneficial owner of more than 5% of the Common Stock as of the Record Date, each of the directors and nominees individually, the named officers included in the compensation table, and all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power with respect to such person’s shares owned. All share amounts in the table include shares which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date. All percentages are calculated based on the total number of outstanding shares, plus the number of shares for the particular person or group which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date.

	Amount/Nature
Name and Address	of Beneficial	Percent
of Beneficial Owner	Ownership	of Class

Beneficial Owners of More Than 5% of the Company’s Common Stock

Jerry Zucker	226,800(1)	8.7%
16 Buckingham Drive
Charleston, SC 29407

Farnam Street Partners, L.P.	224,791(2)	8.7%
3033 Excelsior Boulevard, Suite 300
Minneapolis, MN 55426

Douglas E. Kennemore, M.D.	211,876	8.2%
117 Rockingham Rd.
Greenville, SC 29607

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	Amount/Nature
Name and Address	of Beneficial	Percent
of Beneficial Owner	Ownership	of Class

Santa Monica Partners, LP	150,432(3)	5.8%
1865 Palmer Avenue
Larchmont, NY 10538

Thomas D. Henrion	136,008	5.2%
1309 Park Shore Road
La Grange, KY 40031

Directors and Nominees

Richard C. Coggins	56,987(4)	2.2%
Robert H. Dick	11,500	*
James D. Ferguson	82,966(5)	3.1%
Thomas F. Grady, Jr.	36,595	1.4%
Guy R. Guarch	3,000	*
Thomas D. Henrion	136,008	5.2%
Robert B. Johnston	227,800 (6)	8.8%
Douglas E. Kennemore, M.D.	211,876	8.2%
Peter S. Nyberg	0	*

Named Officers

James D. Ferguson	82,966(5)	3.1%
Robert E. Ackley	37,038(7)	1.4%
Richard C. Coggins	56,987(4)	2.2%
James R. O’Reagan	11,625(8)	*
Clyde A. Shew	42,100(9)	1.6%

Directors and Executive Officers as a Group

All Directors and Executive	902,643(10)	32.0%
Officers of the Company as a
Group (15 persons)
______________________

(1)	The amount shown as beneficially owned by Jerry Zucker is based on his Schedule 13D/A filed on December 19, 2003.

(2)	The amount shown as beneficially owned by Farnam Street Partners is based on its Schedule 13D/A filed on December 2, 2002.

(3)	The amount shown as beneficially owned by Santa Monica Partners, LP is based on its Schedule 13D/A filed on July 17, 2002.

(4)	The amount shown as beneficially owned by Mr. Coggins includes 38,500 shares subject to options held by Mr. Coggins which are exercisable within 60 days of the Record Date.

(5)	The amount shown as beneficially owned by Mr. Ferguson includes 66,100 shares subject to options held by Mr. Ferguson which are exercisable within 60 days of the Record Date.

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(6)	The amount shown as beneficially owned by Mr. Johnston consists of 1,000 shares owned directly by Mr. Johnston and 226,800 shares owned directly by Mr. Jerry Zucker. Mr. Johnston disclaims beneficial ownership with respect to the shares owned by Mr. Zucker.

(7)	The amount shown as beneficially owned by Mr. Ackley includes 31,000 shares subject to options held by Mr. Ackley which are exercisable within 60 days of the Record Date.

(8)	The amount shown as beneficially owned by Mr. O’Reagan includes 9,000 shares subject to options held by Mr. O’Reagan which are exercisable within 60 days of the Record Date.

(9)	The amount shown as beneficially owned by Mr. Shew includes 37,500 shares subject to options held by Mr. Shew which are exercisable within 60 days of the Record Date.

(10)	The amount shown as beneficially owned by all directors and executive officers as a group includes 225,300 shares subject to options held by such persons which are exercisable within 60 days of the Record Date.

* Less than one percent.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table shows, for the 2004, 2003, and 2002 fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company’s Chief Executive Officer and to each of the four other most highly compensated officers during fiscal year 2004 (the “Named Officers”).

Summary Compensation Table

				Long Term
				Long Term Compensation
				Awards
		Annual			Securities
		Compensation (1)		Restricted	Underlying	All Other
Name and Principal Position				Stock	Options	Compensation
During Fiscal 2004	Year	Salary ($)	Bonus ($)	Awards ($)(2)	(#)	($)

James D. Ferguson	2004	210,000	95,550	8,055 (3)	3,500	7,187	(3)
President and CEO	2003	201,667	58,880	9,520 (3)	5,000	7,721
	2002	179,401	64,645	8,342 (3)	4,000	4,508

Robert E. Ackley	2004	140,817	58,518	—	2,000	5,582	(4)
VP of Custom Products	2003	133,867	42,801	—	2,500	5,364
	2002	127,500	41,031	—	2,000	3,513

Richard C. Coggins	2004	146,932	64,199	—	2,000	5,683	(5)
Chief Financial Officer	2003	139,867	39,361	—	3,000	5,513
VP of Finance and Secretary	2002	132,533	46,702	—	3,000	4,162

James R. O’Reagan	2004	126,580	39,310	5,370 (6)	2,000	5,884	(6)
VP of R&D and Engineering	2003	123,167	35,917	5,712 (6)	2,500	5,897
	2002	115,000	42,389	—	—	3,195

Clyde A. Shew	2004	152,677	59,009	—	2,000	5,012	(7)
VP of Medical Sales and Marketing	2003	145,513	35,829	—	3,000	5,981
	2002	137,250	45,119	—	3,000	4,646
_________________

(1)	Certain amounts may have been expended by the Company, which may have had value as a personal benefit to the Named Officers. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus for each person.

(2)	Awards are made pursuant to the Company’s 2000 Restricted Stock Plan. As provided by the plan, the number of shares in each award equals half of the number of shares purchased by the recipient in the open market (excluding the exercise of stock options) during the plan year for that award. Each award vests at a rate of 25% of the restricted shares per year beginning with the end of the year to which the award pertains. Once shares vest, they are no longer restricted within the meaning of the plan. Dividends are not paid or accrued on non-vested shares. At the end of fiscal year 2004, a total of 2,279 restricted shares valued at $24,476 (calculated using the fair market value of the Company’s stock at fiscal year end 2004) held by all restricted stock holders in the aggregate were outstanding.

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(3)	Mr. Ferguson was awarded 750, 1,000 and 1,234 shares of restricted stock in fiscal years 2004, 2003 and 2002, respectively. He had received a total of 3,984 shares of restricted stock at fiscal year end 2004, of which 2,615 shares were fully vested. The value of the stock, including vested and non-vested shares, was $42,788, calculated using the fair market value of the Company’s stock at fiscal year end 2004. The amount shown in “All Other Compensation” is comprised of (i) contributions of $6,002 to the Company’s 401(k) plan by the Company on behalf of Mr. Ferguson to match pre-tax deferral contributions, all of which is vested, and (ii) $1,185 in annual premiums paid by the Company on behalf of Mr. Ferguson for life insurance not generally available to all Company employees.

(4)	This amount is comprised of (i) contributions of $4,590 to the Company’s 401(k) plan by the Company on behalf of Mr. Ackley to match pre-tax deferral contributions, all of which is vested, and (ii) $992 in annual premiums paid by the Company on behalf of Mr. Ackley for life insurance not generally available to all Company employees.

(5)	This amount is comprised of (i) contributions of $4,834 to the Company’s 401(k) plan by the Company on behalf of Mr. Coggins to match pre-tax deferral contributions, all of which is vested, and (ii) $849 in annual premiums paid by the Company on behalf of Mr. Coggins for life insurance not generally available to all Company employees.

(6)	Mr. O’Reagan was awarded 500 and 600 shares of restricted stock in fiscal years 2004 and 2003, respectively. He had received a total of 1,100 shares of restricted stock at fiscal year end 2004, of which 425 shares were fully vested. The value of the stock, including vested and non-vested shares, was $11,814, calculated using the fair market value of the Company’s stock at fiscal year end 2004. The amount shown in “All Other Compensation” is comprised of (i) contributions of $4,126 to the Company’s 401(k) plan by the Company on behalf of Mr. O’Reagan to match pre-tax deferral contributions, all of which is vested, and (ii) $1,758 in annual premiums paid by the Company on behalf of Mr. O’Reagan for life insurance not generally available to all Company employees.

(7)	This amount is comprised of (i) contributions of $3,797 to the Company’s 401(k) plan by the Company on behalf of Mr. Shew to match pre-tax deferral contributions, all of which is vested, and (ii) $1,215 in annual premiums paid by the Company on behalf of Mr. Shew for life insurance not generally available to all Company employees.

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Option Grants in Fiscal Year 2004

The following stock options were granted during fiscal year 2004 to the Named Officers.

Option Grants in Last Fiscal Year

	Individual Grants
		Percent of
	Number of	Total
	Securities	Options	Exercise		Potential Realizable Value at
	Underlying	Granted to	or Base		Assumed Rates of Stock Price
	Options	Employees in	Price	Expiration	Appreciation for Option Term
Name	Granted (#)	Fiscal Year	($/sh)(1)	Date	5% ($)	10% ($)

James D. Ferguson	3,500 (2)	15%	$13.58	02/11/14	$29,891	$75,751

Robert E. Ackley	2,000 (2)	8%	$13.58	02/11/14	$17,081	$43,286

Richard C. Coggins	2,000 (2)	8%	$13.58	02/11/14	$17,081	$43,286

James R. O’Reagan	2,000 (2)	8%	$13.58	02/11/14	$17,081	$43,286

Clyde A. Shew	2,000 (2)	8%	$13.58	02/11/14	$17,081	$43,286

____________________

(1)	The exercise price shown represents 100% of the fair market value of the underlying stock based on the average of the high and low sales price per share on the grant date, February 11, 2004.

(2)	The options shown become exercisable at the greater of 1,000 shares per year or 20% of the options granted per year, beginning July 1, 2004. In addition, the Plan contains certain standard conditions for the early expiration of the options.

Option Exercises and Year-End Values

The following table sets forth information with respect to the Company’s Named Officers concerning the exercise of options during the 2004 fiscal year and unexercised options held as of the end of the 2004 fiscal year.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at Fiscal		In-the-Money Options
	Acquired on	Value	Year-End (#)		at Fiscal Year-End ($) (1)
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

James D. Ferguson	1,000	$ 4,760	66,100	7,700	$366,197	$19,896
Robert E. Ackley	10,000	75,490	31,000	1,500	158,801	1,385
Richard C. Coggins	9,000	49,560	38,500	3,000	211,726	8,100
James R. O’Reagan	0	0	9,000	5,500	40,520	24,705
Clyde A. Shew	0	0	37,500	2,000	210,693	2,770
_______________

(1)	The “value realized” is determined by subtracting the amount paid upon exercise of the options from the market value of the underlying Common Stock as of the exercise date. The value of unexercised in-the-money options at fiscal year-end is determined by subtracting the exercise price from the market value of the underlying Common Stock as of fiscal year-end.

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BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation below shall not be incorporated by reference into any such filing unless the incorporation specifically lists this report.

Decisions with respect to the compensation of the Company’s Named Officers are made by the three-member Compensation Committee of the Board comprised of Messrs. Grady, Henrion and Johnston. Each member of the Compensation Committee is a non-employee, independent director (within the meaning of NASD listing standards). The Compensation Committee’s charter is posted on the Company’s web site at www.spanamerica.com (select “About Us” then “Investor Relations” then “Compensation Committee Charter”). All decisions by the Compensation Committee relating to the compensation of the Company’s Named Officers are reviewed by the full Board. Set forth below is a report submitted by the Compensation Committee in its capacity as such addressing the Company’s compensation policies for fiscal 2004 with respect to the Named Officers of the Company.

Compensation Committee Report

General Compensation Policies with Respect to Named Officers

The Compensation Committee does not maintain formal, written executive compensation policies. However, in general, the Committee has structured officer compensation so as to provide competitive levels of compensation that integrate pay with the Company’s annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative, responsibility and achievements, and assist the Company in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management’s and shareholders’ interest in the enhancement of shareholder value.

The Named Officers’ overall compensation is intended to be consistent with the compensation paid to executives of companies similar in size and character to the Company, provided that the Company’s performance warrants the compensation being paid. In determining the appropriate compensation, the Compensation Committee has utilized a combination of salary, incentive cash compensation, Company stock ownership and benefits. The Compensation Committee has also attempted to maintain an appropriate relationship between the compensation among the Named Officers and their relative levels of responsibility within the Company.

Compensation paid to the Company’s Named Officers in fiscal year 2004, as reflected in the foregoing compensation tables, consisted of the following elements: base salary, bonus, restricted stock awards, option grants, matching contributions paid with respect to the Company’s 401(k) plan, and certain benefits. Payments under the Company’s 401(k) plan are made to all employees on a non-discriminatory basis.

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Relationship of Performance to Executive Compensation

The Compensation Committee believes that a significant portion of the Named Officers’ compensation should be based on individual and corporate performance. The principal means through which the Company ties compensation to performance is through the Company’s Management Bonus Plan (the “Bonus Plan”). Participants in the Bonus Plan include officers and members of the Company’s senior management team, including all of the Named Officers. Pursuant to the Bonus Plan, prior to the beginning of each fiscal year the Board of Directors approves the Company’s operating plan which contains target earnings projections for the coming year. The target earnings projections must provide a reasonable increase over the prior year’s earnings and must be consistent with the Company’s long-term growth goals. Bonuses for Mr. Ferguson, Mr. Coggins, Ms. Totton and Ms. Sitter are based entirely on overall Company performance and are determined by the formula in the bonus plan approved by the Compensation Committee and the Board prior to the beginning of the fiscal year. The bonuses for each other participant are based approximately 60% on overall Company performance and approximately 40% on the achievement of individual targets pertinent to the participant’s business unit or area of operations, which are determined by the chief executive officer and reviewed by the Compensation Committee. The Bonus Plan is structured so that each participant has an opportunity to earn a bonus equal to approximately 25% of his or her base salary if the Company reaches 100% of its target earnings performance (and 100% of any applicable individual goal is met). The percentage of salary potentially earned by each participant under the Bonus Plan ranges from 0% if the Company earnings are less than approximately 80% of the target earnings (and less than 80% of any applicable individual target is achieved), to approximately 60% if the Company’s earnings exceed approximately 150% of target earnings (and any applicable individual target is exceeded by approximately 150%).

Options to purchase Company Common Stock are also granted periodically by the Compensation Committee to officers and members of the senior management team. The number of shares granted is based primarily on individual performance and, secondarily, on Company performance relative to the Company’s operating and strategic plans.

In order to encourage management employees to increase their ownership of the Company’s stock through their own investments, the Company’s 2000 Restricted Stock Plan provides that at the end of each year, the Company will award to each plan participant a number of shares of restricted stock equal to half the number of shares of Company stock the participant himself purchased during the year (excluding shares received on exercise of options) up to a maximum annual award of 5% of each participant’s annual salary. The restricted shares in each award vest at a rate of 25% per year beginning with the end of the year in which the purchases giving rise to the award occurred. All of the Named Officers are participants in the 2000 Restricted Stock Plan. The plan also permits the Compensation Committee to make additional restricted stock awards subject to such restrictions and conditions the committee may establish.

2004 Salaries, Cash Bonuses, Restricted Stock Awards, Stock Option Grants, and Incentive Payments

The 2004 salary levels of each of the Company’s Named Officers were determined on the anniversary date of the employee’s last performance review and were based generally on the criteria set forth above. Under the Company’s salary administration plan, each employee of the Company, including the Named Officers, is assigned a particular job grade level with an associated salary range. The job grade level is determined by a quantitative scoring system which considers various factors under the major categories of job demands, knowledge, job content, and level of responsibility. The associated salary range has been assigned to each job grade level based on input from independent consultants and the Company’s management. The independent consultants evaluated the base salary and incentive compensation of the Named Officers and selected jobs from each job grade level by comparing Company information to published compensation survey data from manufacturing companies in the non-durable goods industry with revenues in the range of $40 to $80 million. The survey data included information on job duties, base salary and total cash compensation at the 25th, 50th and 75th percentiles, adjusted where appropriate for the geographic differential in Greenville, South Carolina. Compensation was generally considered to be within the market competitive range if total cash compensation was within 90-110% of the market 50th percentile. The salary levels of the Named Officers were based primarily on individual performance, overall Company performance and achievement of specific individual and corporate goals for the prior fiscal year. The salary levels of the Named Officers must fall within the designated salary ranges for the appropriate job grade level, pursuant to the Company’s salary administration plan.

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The Named Officers’ fiscal 2004 bonuses under the Bonus Plan were determined based on the Company’s achievement of operating profit targets in relation to the Company’s 2004 operating plan. Fiscal 2004 operating profit greatly exceeded the 2004 bonus plan targets generally resulting in relatively higher bonuses for fiscal 2004 compared to prior years. Mr. Ferguson and Mr. O’Reagan each purchased shares of Company common stock during fiscal 2004 and received the matching awards of restricted stock automatically provided for by the 2000 Restricted Stock Plan. No other awards were made to Named Officers under the 2000 Restricted Stock Plan in fiscal 2004. In order to reward past performance and encourage future growth and profitability of the Company, the Named Officers were awarded stock options under the Company’s 1997 Stock Option Plan as described above under the sub-heading “Option Grants in Fiscal Year 2004.”

Compensation of the Chief Executive Officer During Fiscal 2004

Mr. Ferguson’s compensation is determined by the Compensation Committee using the exact same factors as those applied to other Company officers as described above.

Other Compensation Plans

The Company has adopted certain broad-based employee benefit plans in which the chief executive officer and the other Named Officers have been permitted to participate. The Company has also adopted certain executive officer life and health insurance plans. The incremental cost to the Company of the chief executive officer’s and other Named Officers’ benefits provided under these plans (which are not set forth in any of the tables) totaled less than $50,000 and less than 10% of their cash compensation in fiscal year 2004. Benefits under these plans generally are not directly or indirectly tied to Company performance.

Submitted by the Compensation Committee

Thomas F. Grady, Jr.
Thomas D. Henrion
Robert B. Johnston

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board was comprised of Thomas F. Grady, Jr., Thomas D. Henrion and Robert B. Johnston. The Company is not aware of any compensation committee interlocks or insider participation in the Compensation Committee.

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Compensation of Non-employee Directors

Each director of the Company who is not also an officer of the Company receives an annual fee of 1,000 shares of unregistered Common Stock plus a per diem fee of $1,000 for each Board meeting and committee meeting attended. In addition, each non-officer director receives a fee of $500 for participating in Board or committee meetings held by telephone conference call. The Chairman of the Board receives an additional 1,000 shares of unregistered Common Stock per year (for a total of 2,000 shares) plus the same per diem and conference call fees described above. The Chairman of the Audit Committee receives an additional 500 shares of unregistered Common Stock per year (for a total of 1,500 shares) plus the same per diem and conference call fees described above. Including the value on the date of receipt of the Common Stock received in March 2004, no director received more than $35,000 in fiscal 2004 for his services as a director. Directors who are also employees of the Company do not receive compensation for their services as directors.

Employment Agreements and Severance Protection Agreements

All Span-America employees, including the Named Officers, are employed at will by the Company and do not have employment agreements. In July 2002, the Company entered into severance protection agreements with each of the Named Officers at that date. In February 2004, the Company entered into a similar agreement with Ms. Totton after she was promoted to Vice President. The agreements provide for a lump sum severance payment of either 110% (for Messrs. Ackley, O’Reagan, Shew, and Ms. Totton) or 210% (for Messrs. Ferguson and Coggins) of each executive’s annual compensation if the executive’s employment is terminated without cause within one year following a change in control. Following such termination, the agreements also provide for vesting of the executives’ then outstanding options and restricted stock. The agreements have a rolling term of one year (except for Mr. Ferguson’s and Mr. Coggins’ agreements, which have two-year terms) that automatically extend each day for an additional day without any action by either party. Either party to an agreement may terminate the agreement by written notice to the other. Upon such notice, the agreement will cease to extend automatically, and will be terminated one year from the notice date (two years for Mr. Ferguson’s and Mr. Coggins’ agreements).

Under the severance agreements, “change in control” is generally defined as (i) the acquisition by any person of securities representing 35% or more of the combined voting power of the Company’s outstanding voting securities; (ii) during any period of up to two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute a majority of the Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any corporation other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the merger or consolidation continuing to represent at least 51% of the voting power of the surviving entity or a merger or consolidation effected to implement a recapitalization of the Company or a plan of complete liquidation of the Company or a sale of substantially all of the Company’s assets; or (iv) the occurrence of any other event that the Board determines affects control of the Company and with respect to which the Board adopts a resolution that such event constitutes a change in control for purposes of the severance agreements.

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PERFORMANCE GRAPH

Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the following Performance Graph shall not be incorporated by reference into any such filing unless the incorporation specifically lists the following Performance Graph.

The following graph sets forth the performance of the Company’s Common Stock for the five-year period from October 2, 1999, through October 2, 2004, compared to the Russell 2000 Index and a peer group index. The peer group index was prepared by an unaffiliated third party and is comprised of all exchange-listed companies that had the standard industry classification code 3842 (which relates to medical products and supplies) at October 2, 2004. The companies included in the peer group index are shown below. All stock prices reflect the reinvestment of cash dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG SPAN-AMERICA MEDICAL SYSTEMS, INC.,
A PEER GROUP, AND THE RUSSELL 2000 INDEX

Assumes $100 invested on October 2, 1999.
Assumes dividends reinvested. Fiscal year ending October 2, 2004.

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COMPANIES INCLUDED IN PEER GROUP INDEX
Standard Industry Classification Code 3842
at October 2, 2004

American Medical Systems	Antares Pharma, Inc.	Armor Holdings, Inc.
ATS Medical, Inc.	Biomet, Inc.	Chad Therapeutics, Inc.
Closure Medical Corp.	CNS, Inc.	Cybex International, Inc.
DHB Industries, Inc.	DJ Orthopedics, Inc.	Encore Medical Corp.
Exactech, Inc.	Healthtronics, Inc.	Implant Sciences Corp.
Inamed Corp.	Integra Lifesciences Holdings	Invacare Corp.
Lakeland Industries	Langer, Inc.	Macropore Biosurgery, Inc.
Medical Action Industries	Microtek Medical Holdings	Mine Safety Appliance Co.
Miracor Diagnostics	Orthologic Corp.	Regeneration Technology Inc.
Sharps Compliance Corp.	Sharps Elimination Technologies, Inc.	Sonic Innovations, Inc.
Stryker Corporation	Synovis Life Technologies, Inc.	Theragenics Corporation
Tutogen Medical, Inc.	Vista Medical Technologies, Inc.	Wright Medical Group, Inc.
Zimmer Holdings, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company is not aware of any relationships or related party transactions required to be disclosed in this Proxy Statement pursuant to Item 404 of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the 2004 fiscal year, the Company believes that all of its executive officers and directors filed the required reports on a timely basis under Section 16(a) except that Mr. Nyberg filed one late report on Form 3 with respect to his appointment to the board of directors to fill the unexpired term of Mr. Shoemaker who resigned from the board in July 2004.

2005 NON-EMPLOYEE DIRECTOR STOCK PLAN
(Item 2)

The board of directors recommends that the shareholders approve the adoption by our company of our 2005 Non-Employee Director Stock Plan (which will be referred to under this Item 2 simply as the “Stock Plan”), which is set forth in Appendix B. Our board adopted the Stock Plan, subject to shareholder approval, on January 7, 2005. If shareholders approve the Stock Plan, it will be effective as of January 7, 2005.

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In September 1994, our board approved a resolution changing their annual director’s compensation from cash to stock. Currently, each non-employee director receives 1,000 shares of Company common stock per year in lieu of annual cash compensation. Our board chairman receives an additional 1,000 shares and our audit committee chairman receives an additional 500 shares of Company common stock per year as compensation for their additional duties as chairmen. Recent amendments to the NASD listed company corporate governance rules now generally require prior shareholder approval of most equity compensation for officers and directors of a listed company. The board of directors formulated the Stock Plan and recommends its approval because the Stock Plan will permit our company to continue to pay directors their compensation in company stock. The board believes stock compensation provides directors with additional incentives to promote the success of our company’s business and helps align the financial interests of directors with the interests of our company’s shareholders.

Summary of the Stock Plan

The Stock Plan provides that the board of directors will administer the Stock Plan unless the board elects to delegate administration to a committee of the board. We expect that the compensation committee of the board will administer the Stock Plan. The Stock Plan permits the grant of awards for up to an aggregate maximum of 60,000 shares of our company’s common stock, provided that during any fiscal year of the company, awards may not be granted providing for the issue of more than 12,000 shares in the aggregate or 3,000 to any individual director. Awards may be in the form of options or shares of stock. To the extent that an award is forfeited, any shares subject to the forfeited portion of the award will again become available for issue under the Stock Plan. As of December 22, 2004, 2,593,768 shares of our company’s common stock were issued and outstanding, and the closing price of the common stock on that date was $11.50 per share. Shares issued pursuant to the award of stock under the Stock Plan would be in addition to such outstanding shares. The shares subject to the Stock Plan and subject to grants made under the Stock Plan are subject to typical provisions preventing dilution in the event of any change in the characteristics of our company’s common stock. The extent and nature of any adjustments will be determined solely by the board of directors.

Directors who are not employees of our company or any of its subsidiaries are eligible to receive awards under the Stock Plan. Of the nine current directors, all except for James D. Ferguson, our President and Chief Executive Officer, and Richard C. Coggins, our Vice President and Chief Financial Officer, will be eligible to participate in the Stock Plan.

The board or administering committee will determine in its sole discretion which eligible individuals will be granted awards, the number of shares subject to each award, and any other terms and conditions of the awards not otherwise specified by the Stock Plan itself. In any fiscal year, awards may not be granted providing for the issue of more than 12,000 shares of common stock in the aggregate or 3,000 to any individual.

In general, upon the grant of an award (or upon vesting if an award is subject to vesting conditions) a participant will recognize ordinary income for federal income tax purposes in an amount equal to the fair market value, as of the grant (or vesting) date, of the shares (less the amount, if any, paid by the participant for the shares). Our company generally will be entitled for federal income tax purposes to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

The board of directors may at any time amend or terminate the Stock Plan; provided that no amendment may, without approval of the shareholders of our company, change the class of individuals eligible to receive awards or (except for adjustments to prevent dilution) increase the 60,000, 12,000 and 3,000 limits on the total numbers of shares that may be issued under the Plan or under awards granted within the same fiscal year. In addition, no termination or amendment of the Stock Plan may adversely affect any award previously made to a participant under the Stock Plan without the consent of the participant.

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The Stock Plan will only be effective if approved by the shareholders of our company. If not earlier terminated, the Stock Plan shall terminate on December 31, 2009. Termination of the Stock Plan will not affect in any manner any award previously made to a participant under the Stock Plan.

Grants Under the Stock Plan

As of the date of this proxy statement, no awards had been made under the Stock Plan, and no firm decisions have been made with respect to the allocation of awards under the Stock Plan. However, as stated above, the board of directors formulated the Stock Plan and recommends its approval so that our company can continue its historic practice of paying non-employee directors in company stock now that new NASD corporate governance rules generally require prior shareholder approval of such stock compensation. For their fiscal 2004 compensation, our company awarded each non-employee director 1,000 shares and an additional 1,000 and 500 shares, respectively, to the chairman of the board and chairman of the audit committee, for an aggregate of 8,500 shares valued at $114,750 (based on a price of $13.50 per share which was the closing price for the company’s common stock on the grant date of March 2, 2004). If the Stock Plan is approved by the shareholders, our board expects to award the same amounts for fiscal 2005 compensation (an aggregate of 8,500 shares currently worth approximately $97,750 for the seven currently eligible directors based on the December 22, 2004 closing price of $11.50 per share). The board has not determined grants for fiscal years beyond 2005; however, our company currently expects that each eligible director will continue to be awarded shares annually under the Stock Plan as such director’s compensation for service as a member of the Board and that such awards will not be subject to vesting or forfeiture conditions. While the plan permits awards in the form of options to acquire the Company’s common stock, the Company currently does not expect any awards to be made in the form of options.

Interest of Certain Persons in the Stock Plan; Effect on Existing Shareholders

As noted, our company currently expects that each eligible director annually will be awarded shares under the Stock Plan as part of such director’s compensation for service as a member of the Board. Current shareholders will experience dilution in their ownership of our company’s common stock to the extent shares are issued and, if applicable, vest under the Stock Plan.

Vote Required to Approve the Plan

The Stock Plan will be approved if (i) a quorum is present at the Annual Meeting and (ii) the number of votes cast in favor of the Stock Plan exceeds the number of votes cast against the Stock Plan. Abstentions and broker non-votes will count in determining whether a quorum is present but will not otherwise affect the vote to approve the Stock Plan.

The Stock Plan is being submitted to the shareholders of our company for approval because (a) the plan, by its terms, requires such approval to become effective and (b) the NASD listed company corporate governance rules require such approval for the shares covered by the plan to be listed. If the Stock Plan is not approved by the requisite shareholder vote (described above), it will not become effective and no shares will be granted under the plan.

Approval of the Stock Plan is not contingent on the approval of any other proposal described in this proxy statement.

THE BOARD OF DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU
VOTE TO APPROVE THE COMPANY’S 2005 NON-EMPLOYEE DIRECTOR STOCK PLAN.

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AUDIT COMMITTEE REPORT

Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filing unless the incorporation specifically lists the following Audit Committee Report.

The Board of Directors first adopted a written Audit Committee Charter on June 7, 2000. The Charter was revised on February 11, 2004 to comply with new NASD and SEC requirements. A copy of the current Charter is included as Appendix A to this Proxy Statement and is posted on the Company’s web site at www.spanamerica.com (select “About Us” then “Investor Relations” and then “Audit Committee Charter”). The Committee is comprised of three non-employee directors, all of whom are independent as defined in the current NASD listing standards. The Board has determined that Audit Committee Chairman Robert H. Dick is an audit committee financial expert with respect to the Company as defined by SEC regulations.

In carrying out its responsibilities, the Committee has done the following:

•	Reviewed and discussed the audited financial statements for the year ended October 2, 2004 with the Company’s management and independent auditors.

•	Discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

•	Received from the independent auditors written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and discussed with the auditors their independence from the Company and its management.

Based on the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 2, 2004, for filing with the Securities and Exchange Commission.

All members of the Audit Committee concur in this report.

Robert H. Dick (Chairman)
Thomas F. Grady, Jr.
Douglas E. Kennemore, M.D.

APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Elliott Davis, LLC as the independent registered public accountants for the Company for its 2005 fiscal year. Representatives of Elliott Davis, LLC will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. Elliott Davis, LLC became the Company’s independent auditors and tax advisors in fiscal year 2000. Neither the firm nor any of its members has any relation with the Company except in the firm’s capacity as auditors and tax advisors.

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Audit Fees

The table below and the accompanying footnotes set forth the fees paid by the Company to its independent auditors Elliott Davis, LLC for the periods and in the categories indicated.

Audit Fees and Services	Fiscal 2004		Fiscal 2003

Audit Fees	$47,600		$45,900
Audit Related Fees	6,000	(1)	5,700	(1)
Tax Fees	6,400	(2)	7,175	(2)
All Other Fees	0		0
Total Fees for all Services	$60,000		$58,775

(1)	Audit related fees consist of fees paid for the audit of the Company’s 401(k) plan.
(2)	Tax fees consist of fees paid for preparation of the Company’s federal and state income tax returns.

The Audit Committee charter permits the committee to establish pre-approval policies and procedures to govern the independent auditor’s engagement; however, the committee has not chosen to adopt any such pre-approval policies and procedures and has instead approved all services of Elliott Davis, LLC itself prior to the rendering of these services.

SHAREHOLDER PROPOSALS

Proposals by shareholders for consideration at the 2006 Annual Meeting of Shareholders must be received at the Company’s offices at 70 Commerce Center, Greenville, South Carolina 29615 no later than September 8, 2005, if any such proposal is to be eligible for inclusion in the Company’s proxy materials for its 2006 Annual Meeting of Shareholders. Under the regulations of the Securities and Exchange Commission, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those regulations are satisfied.

If shareholders wish to nominate their own candidates for director (as opposed to recommending candidates to be nominated by the Company as described above under the heading “Election of Directors - Director Nominations”), shareholder nominations for directors at the 2006 annual meeting of shareholders must be submitted to the Company in proper written form (as provided in the Company’s bylaws) and must be received by the Secretary of the Company at the above address no later than the close of business on the 30th day prior to the date of the 2006 annual meeting and no earlier that the close of business on the 60th day prior to the date of the 2006 annual meeting. Other shareholder proposals to be brought before the 2006 annual meeting of Shareholders must be submitted to the Company in proper written form (as provided in the Company’s bylaws) and must be received by the Secretary of the Company at the above address no later than the close of business on December 12, 2005 and no earlier than the close of business on November 12, 2005, if any such proposals are to be eligible to be brought up and considered at the annual meeting.

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PROXY SOLICITATION

Cost of Solicitation

The Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with the solicitation. Proxies will be solicited principally by mail but may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company without additional compensation. The Company has also engaged Corporate Communications, Inc., in Nashville, Tennessee, to assist in investor relations activities, including distributing shareholder information and contacting brokerage houses, custodians, nominees and fiduciaries, for a fee of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses.

Banks, Brokers and Other Custodians

Banks, brokers and other custodians are requested to forward proxy solicitation materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending the Proxy Materials to beneficial owners of Common Stock.

FINANCIAL INFORMATION

The Company’s 2004 Annual Report containing financial statements reflecting the financial position and results of operations of the Company for the fiscal year ended October 2, 2004, is being mailed to shareholders with these Proxy Materials. The Company will also provide without charge to any shareholder of record as of December 22, 2004, who so requests in writing, a copy of the Company’s Annual Report on Form 10-K (without exhibits) for the year ended October 2, 2004, filed with the Securities and Exchange Commission. Any such request should be directed to Span-America Medical Systems, Inc., P.O. Box 5231, Greenville, South Carolina 29606-5231 Attention: Richard C. Coggins.

OTHER MATTERS

Management of the Company is not aware of any other matter to be brought before the Annual Meeting. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Richard C. Coggins

Richard C. Coggins
Secretary

January 7, 2005
Greenville, South Carolina

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Appendix A

SPAN-AMERICA MEDICAL SYSTEMS, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
Adopted February 11, 2004

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by:

•	overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements; and

•	reviewing the financial reports and other financial information provided by the Company to any governmental body or the public and the Company's systems of internal controls regarding finance, accounting, legal compliance, and ethics.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's auditing, accounting, and financial reporting policies, procedures, and practices.

The Audit Committee's primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company's financial reporting process, audits of the Company’s financial statements, and the Company’s internal control system.

•	Appoint (subject, if applicable, to ratification by the Company’s stockholders) from time to time, evaluate, and, when appropriate, replace the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company (such firm, the “Outside Auditors”), determine the compensation of the Outside Auditors and the other terms of their engagement, and oversee the work of the Outside Auditors. The Company’s Outside Auditors shall report directly to the Audit Committee.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, as defined by Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. Marketplace Rules, Rule 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10A-3(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Exchange Act. None of the members of the Audit Committee shall be persons who have participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years. Each member of the audit committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. One member of the Committee shall be a person who possesses such qualities and skills as are necessary for him or her to qualify as an audit committee financial expert (as defined in Item 401(h) of Regulation S-K promulgated by the Commission) if such a person is reasonably available to serve on the Committee. However, if such a person is not reasonably available to serve on the Committee, it shall not be required that any member of the Committee be a person who qualifies as an audit committee financial expert.

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The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership. Vacancies occurring for any reason in the membership of the Audit Committee shall be filled by the Board of Directors.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the Outside Auditors in separate executive sessions to discuss any matters that the Committee or any of these groups or individuals believes should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties outlined in Section 1 of this Charter, the Audit Committee shall:

Documents/Reports Review

1.	Review, reassess, and update this Charter periodically, as conditions dictate, but at least once each fiscal year.

2.	Review the Company's annual financial statements and any financial information submitted to any governmental body or the public.

3.	Review any material letters of the Outside Auditors to management and management’s responses thereto and all reports by the Outside Auditors to the Committee.

4.	Review and discuss with management and the Outside Auditors the Company’s financial statements and disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” portion of the Company’s Quarterly Reports on Form 10-Q (each, a “Form 10-Q”) and Annual Reports on Form 10-K (each, a “Form 10-K”) prior to their filing.

5.	Review and discuss with management and the Outside Auditors any certification, report, or opinion rendered by the Outside Auditors in connection with a Form 10-K or Form 10-Q and the results of the Outside Auditors’ review of the Company’s financial statements.

6.	Review disclosures made to the Committee by the Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Forms 10-K and Forms 10-Q or otherwise about (1) any significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

7.	Review (a) the conclusions of the Company’s Chief Executive Officer and Chief Financial Officer regarding the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) included in the Company’s periodic reports filed with the Commission, (b) the report of the Company’s management regarding the Company’s internal control over financial reporting included in the Company’s periodic reports filed with the Commission, (c) the attestation report of the Outside Auditors on management’s assessment of internal control over financial reporting included in the Company’s periodic reports filed with Commission, and (d) any change in the Company’s internal control over financial reporting included in the Company’s periodic reports filed with the Commission.

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Outside Auditors

8.	Have the sole authority to appoint and replace the Outside Auditors (subject, if applicable, to shareholder ratification). The Committee shall also be responsible for considering the qualifications, independence, and effectiveness of the Outside Auditors, evaluating their performance, overseeing their work (including resolution of disagreements between management and the Outside Auditors regarding financial reporting) and independence, and approving the compensation to be paid to the Outside Auditors and other terms of their engagement. The Outside Auditors shall report directly to the Committee.

9.	Establish and monitor procedures with the aim to ensure that the Outside Auditors do not provide any non-audit services at any time during the audit period that are prohibited pursuant to Section 10A(g) of the Exchange Act.

10.	Preapprove all audit and non-audit services (including the fees for and terms thereof) required to be preapproved by the Committee under Section 10A(h) or (i) of the Exchange Act (subject to the de minimis exceptions permitted thereunder). Such approval may be accomplished either by (a) approving the terms of the particular engagement before the engagement, or (b) establishing preapproval policies and procedures to govern such engagement that are detailed about the particular services to be provided, with the Committee to be informed about each such service on a timely basis.

11.	Obtain and review at least annually a formal written statement from the Outside Auditors, consistent with Independence Standards Board Standard 1, that (a) delineates all relationships between the Outside Auditors and the Company, and (b) confirms that the Outside Auditors are independent under the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder. The Committee shall evaluate and discuss with the Outside Auditors whether the disclosed relationships or services may impact the objectivity and independence of the Outside Auditors and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the Outside Auditors.

12.	Obtain at least annually a certification from the Outside Auditors that the Outside Auditors have not made a report to the Company under Section 10A(b) of the Exchange Act with respect to information detected by the Outside Auditors or information of which the Outside Auditors became aware indicating that an illegal act occurred or may have occurred.

13.	Periodically consult with the Outside Auditors, out of the presence of management, about the Company’s internal controls, the fullness and accuracy of the Company’s financial statements, and the matters required to be discussed by any auditing standard or similar pronouncement, including, without limitation, any difficulties encountered in the course of audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and any special steps adopted in light of material control deficiencies.

14.	Adopt policies for the Company’s hiring of employees or former employees of the Outside Auditors who participated in any capacity in the audit of the Company.

Financial Reporting Processes

15.	Provide an open avenue of communication among the Outside Auditors, financial and senior management, and the Board of Directors.

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16.	In consultation with the Outside Auditors and management, review the integrity of the Company's financial reporting processes, both internal and external.

17.	Review and discuss reports from the Outside Auditors on: (a) all critical accounting policies and practices to be used by the Company, (b) all alternative treatments of financial information within Generally Accepted Accounting Principles that have been discussed with the Company’s management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Outside Auditors, and (c) other material written communications between the Outside Auditors and management of the Company such as any management letter or schedule of unadjusted audit differences.

18.	Review and discuss with management and the Outside Auditors significant financial, accounting, and reporting issues, including, without limitation, any significant changes in the Company’s selection or application of accounting principles, complex or unusual transactions, off-balance-sheet structures, and recent professional and regulatory pronouncements.

19.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including, without limitation, the Company’s risk assessment and risk management policies.

20.	Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the Outside Auditors or management.

21.	Discuss, in consultation with management and the Outside Auditors, any earnings press releases made by the Company, including the use of any non-GAAP financial measures (as defined by Rule 101 of Regulation G promulgated by the Commission), as well as any financial information and earnings guidance provided to analysts and rating agencies (discussions are not required, however, in advance of each earnings press release or provision of financial information or earnings guidance, and the discussions may be general with regard to the types of information to be disclosed and the types of presentations to be made).

22.	Resolve any disagreement among management and the Outside Auditors in connection with financial reporting.

Process Improvement

23.	Establish regular and separate systems of reporting to the Audit Committee by each of management and the Outside Auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

24.	Following completion of the annual audit, review separately with management and the Outside Auditors any material matters that came to the attention of the Committee in connection with the audit.

25.	Review with the Outside Auditors and management the extent to which any changes or improvements in financial or accounting practices, as previously approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

26.	Establish, review, and update periodically a Code of Conduct applicable to the Company’s directors, officers, and employees (the “Code”).

27.	Review management's monitoring of the Company's compliance with the Code.

28.	Periodically consult with management to confirm that the Company has a review system in place that ensures that the Company's financial statements, reports, and other financial information disseminated to any governmental body or the public satisfy legal requirements.

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29.	Review and have sole authority to approve all related party transactions (as defined in Item 404(a) of Regulation S-K promulgated by the Commission and applicable NASDAQ listing requirements) and review disclosures of related party transactions made in filings with the Commission.

30.	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

31.	Review with the Company’s counsel legal compliance matters with respect to the Company’s securities trading policies, any legal matter that is reasonably likely to have a material impact on the Company’s financial statements, any matter reported to the Committee pursuant to the Standards of Professional Conduct for Attorneys Appearing and Practicing Before the Commission in the Representation of an Issuer promulgated by the Commission, and any other legal matter deemed by the Committee to be relevant to the performance of its responsibilities.

32.	Cause to be prepared and review, prior to filing with the Commission, the Committee’s report and the descriptions and disclosures regarding the Committee, its members, policies, and activities, each as required by the rules of the Commission to be included in the Company’s filings with the Commission.

33.	Perform any other activities consistent with this Charter, the Company's Bylaws, and governing law as the Committee or the Board deems necessary or appropriate.

Board Reports/Documentation

34.	Report regularly to the full Board of Directors with respect to any issues raised by the foregoing and provide such recommendations as the Committee deems appropriate.

35.	Maintain minutes or other records of meetings and activities of the Committee.

* * * * * * * * * * * * * * * * *

Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with Generally Accepted Accounting Principles and applicable rules and regulations. These are the responsibilities of the Company’s management and, to the extent provided by applicable accounting and auditing standards, the Outside Auditors.

In discharging its duties, the Committee is empowered to investigate any matter within the scope of its responsibilities.

The Committee shall have the authority, without seeking Board approval, to obtain such data, engage such professionals and advisors, and use such other internal and external resources as it determines are necessary to fulfill its responsibilities and duties. Such authority shall include, without limitation, the authority to consult with the Company’s management and corporate staff, incur administrative expenses, obtain external reports and other materials, and engage outside advisors, including independent counsel, as it determines necessary to carry out its duties. The Committee shall have sole authority to approve fees and other terms of engagement for any advisors retained by the Committee. The Company must provide for appropriate funding, as determined by the Committee, for the payment of compensation to the Outside Auditors, compensation to any advisors employed by the Committee pursuant to this paragraph, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee is hereby vested with all responsibilities and authority required by Rule 10A-3 under the Exchange Act. Where legally permissible, the Committee shall have the authority to delegate such of its responsibilities as the Committee may deem necessary or appropriate in its sole discretion.

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Appendix B

SPAN-AMERICA MEDICAL SYSTEMS, INC.
2005 NON-EMPLOYEE DIRECTOR STOCK PLAN

1.	Purpose. The purpose of the 2005 Non-Employee Director Stock Plan (the “Plan”) is to include equity as a component of the compensation of non-employee members of the Board of Directors (the “Board”) of Span-America Medical Systems, Inc. (the “Company ”).

2.	Effective Date and Term of Plan. Subject to approval of the shareholders of the Company in accordance with applicable law and securities exchange rules, the Plan shall be effective as of January 7, 2005 and shall remain in effect until the earlier of (a) the date the Plan is terminated by the Committee (as defined below); or (b) December 31, 2009.

3.	Eligibility. Any member of the Board who is not an employee of the Company or any of its subsidiaries shall be eligible to receive an award under the Plan.

4.	Administration. The Board, or if the Board so elects a committee of the Board (both the Board and any such committee shall hereinafter be referred to as the “Committee”), shall administer the Plan. Subject to the express provisions of this Plan, the Committee shall have the authority to do all things that it may deem necessary or desirable in connection with the administration of the Plan, including without limitation the authority (a) to establish, modify and revoke rules relating to the Plan; (b) to interpret the terms of the Plan, any rules under the Plan and the terms and conditions of any award under the Plan; (c) to approve the form and content of any documentation relating to awards under the Plan or Plan administration; and (d) consistent with the express provisions of the Plan, to approve, establish and amend (subject to the award recipient’s consent except with respect to amendments pursuant to Section 8) the terms governing an award under the Plan. All determinations, interpretations and decisions made by the Committee under or with respect to the Plan and awards under the Plan shall be final, conclusive and binding on the Company, each eligible person, each Plan participant and any beneficiary of an award. No member of the Committee or the Board shall be liable for any action taken in good faith with respect to the Plan.

5.	Shares Subject to Plan. Up to 60,000 shares of the common stock of the Company may be issued pursuant to awards under the Plan. In any fiscal year, awards may not be granted providing for the issue of more than 12,000 shares in the aggregate or 3,000 shares to any individual participant. In the event that any shares subject to an award are forfeited or otherwise fail to be issued prior to the forfeiture, cancellation or expiration of an award, such shares shall again be available for awards under the Plan.

6.	Awards. The Committee shall determine which eligible individuals will receive awards under the Plan, the number of shares granted to each award recipient and the other terms and conditions, if any, of each award. No awards under the Plan shall be effective unless and until the Plan has been approved by the shareholders of the Company in accordance with applicable law and securities exchange rules.

7.	Dividends; Shareholder Rights. An award of shares under the Plan shall not entitle a recipient to receive any dividends or any equivalent amounts prior to the actual issue of shares to the recipient. An award recipient shall not have any rights as a shareholder prior to the actual issue of shares to the recipient.

8.	Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders or any other change affecting the common stock of the Company, the Committee may make such adjustments to any outstanding awards that the Committee, in its sole discretion, may deem appropriate to reflect such change. Unless the Committee determines otherwise, in the event of a stock split, reverse stock split or share dividend having the effect of a stock split, the number of shares of common stock issuable under the Plan and the number of shares of common stock for which awards may be granted in any fiscal year shall increase or decrease, as the case may be, in the same manner and proportion as the outstanding shares of common stock of the Company increase or decrease as a result of such stock split, reverse stock split or dividend.

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9.	-Compliance with Applicable Laws. Notwithstanding any other provision in the Plan, the Company shall have no liability to issue any shares under the Plan unless such issuance would comply with all applicable laws, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934 and any applicable state securities laws, and all applicable requirements of any securities exchange or similar entity.

10.	No Fractional Shares. If any award would result in the issue of fractional shares, cash shall be paid in lieu of the issue of such fractional shares.

11.	Transferability. Unless (i) the terms of an award under the Plan provides otherwise or (ii) the award consists solely of shares of unrestricted common stock of the Company, no award under the Plan, may be sold, assigned, pledged, alienated or otherwise transferred or encumbered except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court of competent jurisdiction.

12.	Amendment; Termination. The Committee may amend or terminate the Plan at any time, provided that (a) no such amendment or termination shall affect the terms of any award previously granted under the Plan without the award recipient’s consent and (b) no amendment that changes the class of individuals eligible to receive awards or, except as provided in Section 8, increases the total numbers of shares that may be issued under the Plan or under awards granted within the same fiscal year shall be effective unless and until duly approved by the shareholders of the Company in accordance with applicable law and securities exchange rules.

13.	Successors and Assigns. The Plan shall be binding on all successors and permitted assigns of an award recipient or eligible individual, including without limitation any such person’s executor, personal representative, estate, trustee, receiver or trustee in bankruptcy or creditor representative.

14.	No Right to Continued Service. Neither the Plan nor any award under the Plan shall be construed to grant any individual any right to continued service with the Company in any capacity.

15.	Governing Law. The validity, interpretation and effect of the Plan, any instrument or document created in connection with the Plan and any actions taken with respect or relating to the Plan shall be determined in accordance with the laws of the State of South Carolina, without the application of choice of law principles, and applicable U.S. federal law.

Executed on behalf of the Company on this 3rd  day of January , 2005 to be effective as of January 7, 2005.

SPAN-AMERICA MEDICAL SYSTEMS, INC.

By:	/s/ Richard C. Coggins

Richard C. Coggins, Vice President

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SPAN-AMERICA MEDICAL SYSTEMS, INC.
Post Office Box 5231
Greenville, South Carolina 29606-5231

ANNUAL MEETING OF SHAREHOLDERS OF

SPAN-AMERICA MEDICAL SYSTEMS, INC.

February 10, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20333000000000000000 6 021005

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSAL IN ITEM 2.
EACH OF THE FOLLOWING MATTERS IS PROPOSED BY THE COMPANY. APPROVAL OF EACH MATTER IS INDEPENDENT OF THE APPROVAL OF ALL OTHER MATTERS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors as set forth in the accompanying Proxy Statement (except as marked to the contrary below).

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Richard C. Coggins
- ○ Thomas F. Grady, Jr.
- ○ Peter S. Nyberg

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to approve the 2005 Non-Employee Director Stock Plan.	☐	☐	☐
3. At their discretion upon such other matters as may properly come before the meeting.	☐	☐	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPAN-AMERICA MEDICAL SYSTEMS, INC. AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1 AND "FOR" THE PROPOSAL IN ITEM 2.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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SPAN-AMERICA MEDICAL SYSTEMS, INC.

Annual Meeting, February 10, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Span-America Medical Systems, Inc. (the "Company"), hereby revoking all previous proxies, hereby appoints JAMES D. FERGUSON and THOMAS D. HENRION, and each of them individually, the attorney of the undersigned with power of substitution, to vote all stock of the Company standing in the name of the undersigned upon all matters at the Company's Annual Meeting to be held at the Company's headquarters at 70 Commerce Center, Greenville, South Carolina, on Thursday, February 10, 2005, at 9:00 a.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned's vote as specified on the reverse side.

(Continued and to be signed on the reverse side)

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